   As filed with the Securities and Exchange Commission on February 21, 2001

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                          MARVELL TECHNOLOGY GROUP LTD.
             (Exact name of Registrant as Specified in Its Charter)


            BERMUDA                                              77-0481679
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                            -------------------------

                                 RICHMOND HOUSE,
                                    3RD FLOOR
                              12 PAR LA VILLE ROAD
                                 HAMILTON HM DX
                                     BERMUDA
                                 (441) 296-6395
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

                          MARVELL TECHNOLOGY GROUP LTD.
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                              (Full Title of Plan)

                            -------------------------

                                  MATTHEW GLOSS
                                CORPORATE COUNSEL
                           MARVELL SEMICONDUCTOR, INC.
                               645 ALMANOR AVENUE
                           SUNNYVALE, CALIFORNIA 94085
                                 (408) 222-2500
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                           -------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                             PROPOSED            PROPOSED
                                                             MAXIMUM              MAXIMUM
                                          AMOUNT             OFFERING            AGGREGATE            AMOUNT OF
        TITLE OF SECURITIES                TO BE              PRICE              OFFERING           REGISTRATION
          TO BE REGISTERED             REGISTERED(1)       PER SHARE(2)          PRICE(2)                FEE
-----------------------------------------------------------------------------------------------------------------
   Common Stock, $0.002 par value      8,768,553(3)         $25.46875          $223,324,084          $55,831.02
=================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the stock option plan listed above.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Registrant's common stock, as reported on the Nasdaq National Market on February 20, 2001.

(3) 38,268,553 shares are issuable under the Plan. In addition to the 8,768,553 shares registered hereby, 29,500,000 shares of the Company's Common Stock issuable under the Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-40154) as filed with the Securities and Exchange Commission on June 26, 2000.

================================================================================

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Marvell Technology Group Ltd., a Bermuda corporation (the "Company"), to register an additional 8,768,553 shares of the Company's common stock, par value $0.002 per share ("Common Stock"), issuable to holders of options issued under the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan (the "Plan"), and consists of only those items required by General Instruction E to Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-40154) previously filed by the Company with the Securities and Exchange Commission on June 26, 2000, is incorporated herein by reference and made a part hereof.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Bermuda law permits a company to indemnify its directors and officers, except for any act of fraud or dishonesty. Marvell has provided in its Bye-laws that the directors and officers and the liquidators and trustees, if any, of Marvell will be indemnified and secured harmless to the full extent permitted by law out of the assets of Marvell from and against all actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duties or supposed duties, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Marvell shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Marvell shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, other than in the case of any fraud or dishonesty. In addition, Marvell has provided in its Bye-laws that each shareholder of Marvell agrees to waive any claim or right of action, individually or in the right of Marvell, against any director or officer of Marvell on account of any action taken by such director or officer, or the failure of such director or officer to take any action, in the performance of his duties with or for Marvell, other than with respect to any matter involving any fraud or dishonesty on behalf of such director or officer. Marvell's Bye-laws provide that the waiver is not applicable to claims arising under United States federal securities laws.

        Bermuda law also permits Marvell to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust. Marvell has indemnification insurance for its officers and directors.

ITEM 8. EXHIBITS.

  Exhibit No.   Description
  -----------   -----------
      5.1       Opinion of Conyers Dill & Pearman.

     23.1       Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2 Consent of Conyers Dill & Pearman (contained in Exhibit 5.1 hereto).

     24.1       Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 20, 2001.


                                           MARVELL TECHNOLOGY GROUP LTD.

                                           By: /s/ SEHAT SUTARDJA
                                               ---------------------------------
                                                   Sehat Sutardja
                                                   President and Chief
                                                   Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints SEHAT SUTARDJA and GEORGE HERVEY his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    NAME AND SIGNATURE                            TITLE                                DATE
    ------------------                            -----                                ----
/s/ Sehat Sutardja                   Co-Chairman of the Board, President,       February 20, 2001
-----------------------------        and Chief Executive Officer
    Sehat Sutardja                   (Principal Executive Officer)


/s/ George Hervey                    Vice President of Finance and              February 20, 2001
-----------------------------        Chief Financial Officer (Principal
    George Hervey                    Financial and Accounting Officer)


/s/ Weili Dai                        Executive Vice President,                  February 20, 2001
-----------------------------        Secretary and Director
    Weili Dai


/s/ Pantas Sutardja                  Vice President and Director                February 20, 2001
-----------------------------
    Pantas Sutardja



                                     Co-Chairman of the Board                   February __, 2001
-----------------------------
    Diosdado P. Banatao


    NAME AND SIGNATURE                            TITLE                                DATE
    ------------------                            -----                                ----

                                     Director                                   February __, 2001
-----------------------------
    Herbert Chang


/s/ John M. Cioffi                   Director                                   February 20, 2001
-----------------------------
    John M. Cioffi


/s/ Paul R. Gray                     Director                                   February 20, 2001
-----------------------------
    Paul R. Gray


/s/ Ron Verdoom                      Director                                   February 20, 2001
-----------------------------
    Ron Verdoorn


                                     Director                                   February __, 2001
-----------------------------
    Avigdor Willenz


                                     Director                                   February __, 2001
-----------------------------
    Manuel Alba

                                  EXHIBIT INDEX

 Exhibit No.     Description
 -----------     -----------
     5.1         Opinion of Conyers Dill & Pearman.

     23.1        Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2 Consent of Conyers Dill & Pearman (contained in Exhibit 5.1 hereto).

     24.1        Power of Attorney (contained on signature page hereto).